UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2011

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Raymond Leung
Pursuant to the Investor Rights Agreement dated July 31, 2007 that Imation Corp. (the “Company”) entered into with TDK Corporation (“TDK”) in conjunction with the Company's acquisition of the TDK Recording Media Business, TDK has the right to nominate a representative to serve on the Company's Board of Directors. A copy of the Investor Rights Agreement was filed as an exhibit to the Company's Current Report on Form 8-K filed on August 3, 2007. Raymond Leung, TDK's nominee, was elected to serve on the Company's Board of Directors in November 2007. TDK has determined that, at this time, it will not require a representative on the Company's Board of Directors. Therefore, effective at the close of business on May 4, 2011, Dr. Leung resigned from the Board of Directors of the Company.

(e) Adoption of Imation Corp. 2011 Stock Incentive Plan
On May 4, 2011, at the Company's 2011 Annual Meeting of Shareholders (the “Annual Meeting”), the Company's shareholders approved the Imation Corp. 2011Stock Incentive Plan (the “2011 Incentive Plan”), which previously had been approved by the Company's Board of Directors on February 10, 2011, subject to shareholder approval.
The purpose of the 2011 Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of the Company and motivating such persons to put forth maximum efforts for the success of the Company's business. The 2011 Incentive Plan allows the Company to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders. The 2011 Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards and other stock-based awards (collectively, “Awards”). The Company's Board of Directors and Compensation Committee have the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the 2011 Incentive Plan, subject to the limitations and other provisions of the 2011 Incentive Plan.
A total of 4,500,000 shares of the Company's common stock is authorized for the granting of Awards under the 2011 Incentive Plan. Of these shares, only 1,100,000 shares will be available for granting Awards other than stock options or stock appreciation rights. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events as provided in the 2011 Incentive Plan.
Awards may be granted under the 2011 Incentive Plan until May 3, 2021 or until all shares available for Awards under the 2011 Incentive Plan have been purchased or acquired; provided, however, that incentive stock options may not be granted after February 10, 2021. The Board may from time to time, amend, alter, suspend, discontinue or terminate the 2011 Incentive Plan, subject, in certain circumstances, to shareholder approval.
This summary of the 2011 Incentive Plan is qualified in its entirety by reference to the full text of the 2011 Incentive Plan, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K. A more detailed summary of the 2011 Incentive Plan can be found in the Company's Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 22, 2011.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the shareholders approved the following:
(a) a proposal to elect four directors of the Company, with three directors (Mr. Berg, Dr. Leung and Ms. Rautio) being nominated for three-year terms ending in 2014, and one director (Mr. Lucas) being nominated for a one-year term ending in 2012, as follows:

Director	Votes For	Votes Withheld	Broker Non-votes
David P. Berg	29,437,599	2,548,901	3,108,867
Raymond Leung	30,877,445	1,109,055	3,108,867
Mark E. Lucas	30,896,170	1,090,330	3,108,867
Trudy A. Rautio	30,998,078	988,422	3,108,867

(b)    a proposal to approve the Imation Corp. 2011 Stock Incentive Plan. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
25,354,782	6,483,416	148,302	3,108,867

(c) a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2011. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
34,814,967	218,000	62,400	—

(d) an advisory (non-binding) vote on the compensation of the Company's named executive officers. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
28,206,598	3,618,186	161,716	3,108,867

In addition, the shareholders provided an advisory (non-binding) vote on the frequency of the advisory vote on the compensation of the Company's named executive officers. The shareholders selected a frequency of one year and the proposal received the following votes:

1 year	2 Years	3 Years	Abstentions	Broker Non-votes
29,820,326	34,343	1,924,258	207,573	3,108,867

The Company has decided to adopt one year as the frequency for the advisory (non binding) vote on the compensation of the Company's named executive officers.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.
10.1    Imation Corp. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-8 (File. No. 333-173903) filed on May 4, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
Date:	May 9, 2011	By:	/s/ John L. Sullivan
John L. Sullivan
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Imation Corp. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-8 (File. No. 333-173903) filed on May 4, 2011).